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                    MORGAN STANLEY DEAN WITTER ADVISORS INC.
                             Two World Trade Center
                            New York, New York 10048



                                                              July 22, 1998



Morgan Stanley Dean Witter S&P 500 Select Fund
Two World Trade Center
New York, New York 10048

Gentlemen:

         We are purchasing from you today 2,500 shares of your beneficial interest, of $0.01 par value, of each of your Class A, Class B, Class C and Class D shares, at a price of $10.00 per share, for an aggregate price of $100,000, to provide the initial capital you require pursuant to Section 14 of the Investment Company Act of 1940 in order to make a public offering of your shares.

         We hereby represent that we are acquiring said shares for investment and not for distribution or resale to the public.



                                     Very truly yours,

                                     MORGAN STANLEY DEAN WITTER
                                     ADVISORS INC.


                                     By: ____________________________
                                           Mitchell M. Merin
                                           President and Chief Executive Officer